SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



Date of Report (Date of earliest event reported)    August 21, 1998

                            U.S. Wireless Data, Inc.
                            ------------------------
             (Exact name of registrant as specified in its charter)


   Colorado                        0-22848                       84-1178691
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(State or other                 (Commission                   (I.R.S. Employer
jurisdiction                     File Number)                Identification No.)
of incorporation)


           2200 Powell Street, Suite 450, Emeryville, California       94608
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               (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code (510) 596-2025
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         (Former name or former address, if changed since last report.)

Item 5.  Other Events.

Changes in Management
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Roger Peirce Appointed CEO
--------------------------

     On August 21, 1998, Mr. Roger Peirce became the Chief Executive Officer and Chairman of the Board of the Company. Mr. Peirce joined the Company as a director as of July 22, 1998. Information concerning Mr. Peirce, including his business experience, is contained in the Prospectus under the section entitled "Management." Mr. Peirce is a nonvoting member of the Board of Directors of Cardservice International, Inc., a company for which Mr. Caeser Berger, another director of the Company, serves as a vice president and with which the Company has engaged in certain transactions. See the section of the Prospectus entitled "Certain Transactions - Transactions with Cardservice International, Inc."

     Mr. Peirce replaced Mr. Evon A. Kelly as the Company's CEO and Mr. Rod Stambaugh as Chairman. Mr. Kelly resigned as an officer and director of the Company effective as of August 21, 1998, but will remain an employee of the
Company  under  a  one  year   employment   agreement  at  his  former  rate  of
compensation. Mr. Stambaugh will remain as President and a director of the Company.

     Mr. Peirce will receive a salary of $75,000 per year plus reimbursement of certain customary business expenses. He has also been granted options to purchase up to 1,000,000 shares of the Company's Common Stock, exercisable at $3.438 per share for ten years from August 22, 1998. The Company will issue 29,086 of the options as incentive stock options under the Company's 1992 Stock Option Plan (the "Plan") and those options will be subject to all of the terms and conditions of incentive stock options issued under the Plan. See the section of the Prospectus entitled "Executive Compensation - Stock Option Plan." The balance of the options will be issued outside the Plan as "non-qualified options" and will have the same exercise terms as the incentive options issued under the Plan but will expire on the earlier of September 1, 2002 or one year from the date Mr. Peirce ceases to serve the Company in any capacity, including as an employee, officer, director or consultant. All of the options vest immediately upon issuance but are subject to the Company's right to repurchase the shares at the price Mr. Peirce paid for them. The Company's right to repurchase the shares expires over a 48 month period at the rate of 2.08% of the share per month. The repurchase rights of the Company terminate completely (thereby vesting Mr. Peirce's rights in and to 100% of the shares) in the event of a change in control of the Company. Mr. Peirce has also been granted the option to purchase up to 200,000 shares of Common Stock owned by Mr. John M. Liviakis, a significant shareholder of the Company. Those options are subject to the same terms and conditions as the non-qualified stock options issued by the Company.

     Mr. Peirce's stock options give him the right to purchase up to 7.7% of the Company's outstanding stock, based on the number of shares outstanding as of May 31, 1998, and increase the number of shares beneficially owned by the Company's officers and directors as a group to 15.6% of the outstanding shares as of that date. See the section of the Prospectus entitled "Security Ownership of Principal Shareholders and Management."

Appointment of Charles T. Russell as Director
---------------------------------------------

     On September 1, 1998, Charles T. Russell, age 68, became a member of the Company's Board of Directors. Mr. Russell retired as Chief Executive Officer and President of VISA International in 1994. He held those positions for the prior ten years. Mr. Russell joined VISA (then National BankAmericard, Inc.) in 1971 as vice president for operations. He also served as senior vice president, executive vice president and Chief Operating Officer of VISA USA. Mr. Russell has 26 years of experience in the credit card and electronic commerce industry. Mr. Russell currently serves as a director on the Boards of two publicly traded companies, First Data Corp. and Cybercash, Inc. Mr. Russell holds a bachelor's degree in business administration, cum laude, from the University of Pittsburgh, and a graduate banking degree from the Stonier Graduate School of Banking at Rutgers University.

Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          U.S. Wireless Data, Inc.
                                          ------------------------
                                          (Registrant)


         September 9, 1998                By  /s/ Robert E. Robichaud
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             (Date)                       (Signature)
                                          Robert E. Robichaud
                                          Secretary and Chief Financial Officer


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